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                                                               EXHIBIT 99.14 (A)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Financial Statements" in the Preliminary Copy dated May 14, 1997 of the Combined Prospectus/Proxy Statement dated June 13, 1997 in the Registration Statement on Form N-14 dated May 14, 1997, of Excelsior Funds, Inc. (the "Company"), and to the inclusion of our report on the financial statements and financial highlights of the Company's Productivity Enhancers Fund, Environmentally-Related Products and Services Fund, Aging of America Fund, Communication and Entertainment Fund, Global Competitors Fund and Equity Fund (collectively, the "Funds") for the year ended March 31, 1997, dated May 9, 1997, included in the 1997 Annual Report to Shareholders, which is included in the Statement of Additional Information included in this Registration Statement on Form N-14, dated June 13, 1997, of Excelsior Funds, Inc., and to the incorporation by reference of our report on the financial statements and financial highlights of the Funds for the year ended March 31, 1996, dated May 13, 1996, included in the Funds' Annual Report to Shareholders for the year ended March 31, 1996, which is incorporated by reference in the Funds' Prospectus dated August 31, 1996.




                                    /s/ ERNST & YOUNG LLP


Boston, Massachusetts
May 9, 1997